RUBY TUESDAY, INC.
                            1996 STOCK INCENTIVE PLAN

                       (Restated as of September 30, 1999)


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                                TABLE OF CONTENTS

                                                                        Page
SECTION 1   DEFINITIONS...................................................1
      1.1   Definitions...................................................1

SECTION 2   THE STOCK INCENTIVE PLAN......................................4
      2.1   Purpose of the Plan...........................................4
      2.2   Stock Subject to the Plan.....................................4
      2.3   Administration of the Plan....................................4
      2.4   Eligibility and Limits........................................5

SECTION 3   TERMS OF STOCK INCENTIVES.....................................5
      3.1   Terms and Conditions of All Stock Incentives..................5
      3.2   Terms and Conditions of Options...............................7
            (a) Option Price..............................................7
            (b) Option Term...............................................8
            (c) Payment...................................................8
            (d) Conditions to the Exercise of an Option...................8
            (e) Termination of Incentive Stock Option.....................8
            (f) Special Provisions for Certain Substitute Options.........9
      3.3   Terms and Conditions of Stock Appreciation Rights.............9
            (a) Settlement................................................9
            (b) Conditions to Exercise....................................9
      3.4   Terms and Conditions of Stock Awards..........................9
      3.5   Terms and Conditions of Dividend Equivalent Rights...........10
            (a) Payment..................................................10
            (b) Conditions to Payment....................................10
      3.6   Terms and Conditions of Performance Unit Awards..............10
            (a) Payment..................................................11
            (b) Conditions to Payment....................................11
      3.7   Terms and Conditions of Phantom Shares.......................11
            (a) Payment..................................................11
            (b) Conditions to Payment....................................11
      3.8   Treatment of Awards Upon Termination of Service..............11

SECTION 4   RESTRICTIONS ON STOCK........................................12
      4.1   Escrow of Shares.............................................12
      4.2   Forfeiture of Shares.........................................12
      4.3   Restrictions on Transfer.....................................12

SECTION 5   GENERAL PROVISIONS...........................................12
      5.1   Withholding..................................................13
      5.2   Changes in Capitalization; Merger; Liquidation...............13
      5.3   Cash Awards..................................................14
      5.4   Compliance with Code.........................................14
      5.5   Right to Terminate Service...................................14
      5.6   Restrictions on Delivery and Sale of Shares; Legends.........14
      5.7   Non-alienation of Benefits...................................15
      5.8   Termination and Amendment of the Plan........................15
      5.9   Stockholder Approval.........................................15
      5.10  Choice of Law................................................15
      5.11  Effective Date of Plan.......................................15

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                               RUBY TUESDAY, INC.
                            1996 STOCK INCENTIVE PLAN

     Ruby Tuesday, Inc., formerly known as Morrison Incorporated, originally adopted the Morrison Incorporated Stock Incentive Plan which, in 1996, was last amended and restated as the Morrison Restaurants Inc. 1996 Stock Incentive Plan and subsequently renamed as the Ruby Tuesday, Inc. 1996 Stock Incentive Plan. The purpose of this restatement is to incorporate into one document, as of September 30, 1999, all amendments to the Ruby Tuesday, Inc. 1996 Stock
Incentive Plan that have been adopted subsequent to the last amendment and restatement in 1996.

                              SECTION 1 DEFINITIONS

         1.1......Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

                  (a)......"Board  of Directors" means the board of directors of the Company.

                  (b)......"Cause"  has the  same  meaning  as  provided  in the employment agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" means conduct amounting to (1) fraud or dishonesty against the Company or its affiliates, (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the Company or its affiliates, or knowing violation of law in the course of performance of the duties of Participant's service with the Company or its affiliates, (3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company or affiliates' premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any agreement to which Participant and the Company or its affiliates are party.

                  (c)......"Change  in Control" means any event that pursuant to the Company's Certificate of Incorporation, as amended from time to time, requires the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock (as defined therein); provided, however, that no event shall constitute a Change in Control if approved by the Board of Directors a majority of whom are present directors and new directors. For purposes of the preceding sentence, the term "present directors" means individuals who as of the date this Plan is adopted were members of the Board of Directors and the term "new directors" means any director whose election by the Board of Directors in the event of vacancy or whose nomination for election was approved by a vote of at least three-fourths of the directors then still in office who are present directors and new directors; provided that any director elected to the Board of Directors solely to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be a new director.

                  (d)......"Code"  means the Internal  Revenue Code of 1986,  as amended.

                  (e)......"Committee"  means  the  committee  appointed  by the
Board of Directors to administer the Plan pursuant to Plan Section 2.3.

                  (f)......"Company" means Ruby Tuesday, Inc., a Georgia
corporation, or its successor.

                  (g)......"Disability"  has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

                  (h)......"Disposition"  means any conveyance,  sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

                  (i)......"Dividend Equivalent  Rights"  means  certain  rights to receive cash payments as described in Plan Section 3.5.

                  (j)......"Fair  Market  Value" with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

                  (k)......"Incentive  Stock  Option"  means an incentive  stock option, as defined in Code Section 422, described in Plan Section 3.2.

                  (l)......"Non-Qualified  Stock  Option"  means a stock option, other than an option qualifying as an Incentive Stock Option,  described in Plan
Section 3.2.

                  (m)......"Option"  means a  Non-Qualified  Stock  Option or an
Incentive Stock Option.

                  (n)......"Over  10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

                  (o)......"Parent"   means  any  corporation  (other  than  the
Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (p)......"Participant"  means an  individual  who  receives  a
Stock Incentive hereunder.

                  (q)......"Performance Unit Award" refers to a performance unit award  described in Plan Section 3.6.

                  (r)......"Phantom  Shares"  refers to the rights  described in
Plan Section 3.7.

                  (s)......"Plan"  means  the  Ruby  Tuesday,  Inc.  1996  Stock
Incentive Plan; provided, however, that in the event that the Company is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase `1996 Stock Incentive Plan'."

                  (t)......"Stock"  means the Company's  common stock,  $.01 par value.

                  (u)......"Stock Appreciation Right" means a stock appreciation right described in Plan Section 3.3.

                  (v)......"Stock  Award" means a stock award  described in Plan
Section 3.4.

                  (w)......"Stock   Incentive   Agreement"  means  an  agreement
between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

                  (x)......"Stock  Incentive  Program"  means a written  program established by the Committee pursuant to which Stock Incentives, other than Options or Stock Appreciation Rights, are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program and distributed among eligible officers, employees and directors.

                  (y)......"Stock  Incentives"  means,  collectively,   Dividend
Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

                  (z)......"Subsidiary"  means any  corporation  (other than the
Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (aa)....."Termination  of Service"  means the  termination  of either the employee-employer or director relationship, as the case may be, between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.


                       SECTION 2 THE STOCK INCENTIVE PLAN

         2.1......Purpose  of the  Plan.  The Plan is  intended  to (a)  provide incentive to officers, employees and directors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees and directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding key personnel.

         2.2......Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 6,000,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan. Notwithstanding any other provision in the Plan, five percent (5%) of the shares of Stock reserved for issuance hereunder, subject to adjustment in accordance with Section 5.2, may be granted hereafter without regard to those provisions of the Plan that became effective on September 30, 1999.

         2.3......Administration  of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the officers, employees and directors of the Company or its affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements or Stock Incentive Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

         As to any matter involving a Participant who is not a "reporting person" for purposes of Section 16 of the Securities Exchange Act of 1934, Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant's Stock Incentive Agreement and (b) determine the treatment of Stock Incentives upon a Termination of Service, as contemplated by Plan Section 3.8.

         The Committee shall consist of at least two members of the Board of Directors each of whom shall qualify as a "disinterested person," as defined in Rule 16b-3 as promulgated under the Securities Exchange Act of 1934 and as an "outside director," within the meaning of Code Section 162(m) and the regulations promulgated thereunder. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

         2.4......Eligibility  and Limits.  Effective  September 30, 1999, Stock
Incentives may be granted only to officers, directors, and employees of the Company or an affiliate; provided, however, that directors of the Company who are not also employees of either the Company or an affiliate shall not be eligible to receive Stock Incentives under the Plan. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s). To the extent required under Code Section 162(m) and the regulations issued thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any single fiscal year of the Company to any Participant who is a "covered employee" within the meaning of Code Section 162(m) and the regulations promulgated thereunder (a "Covered Employee"), shall not exceed 250,000.


                       SECTION 3 TERMS OF STOCK INCENTIVES

         3.1......Terms and Conditions of All Stock Incentives.
                  --------------------------------------------

                  (a)......The  number  of  shares  of Stock as to which a Stock
Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price (as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

                  (b)......Each  Stock Incentive shall be evidenced  either by a
Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement or Stock Incentive Program shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement or Stock Incentive Program that is inconsistent with the Plan shall be null and void.

                  (c)......The  date a Stock  Incentive is granted  shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement or Stock Incentive Program and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

                  (d)......The  Committee  may  provide  in any Stock  Incentive
Agreement or pursuant to any Stock Incentive Program (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any national securities exchange selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed one (1) year (the "Change in Control Price"). For purposes of this Subsection, the cash-out of a Stock Incentive shall be determined as follows:

                           (i)      Options  shall be cashed out on the basis of
the excess, if any, of the Change in Control Price (but not more than the Fair Market Value of the Stock on the date of the cash-out in the case of Incentive Stock Options) over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part;

                           (ii)     Stock  Awards and Phantom  Shares shall be
cashed out in an amount equal to the Change in Control Price with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive; and

                           (iii)    Stock  Appreciation  Rights,  Dividend
Equivalent Rights and Performance Unit Awards shall be cashed out with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive and the amount of the cash out shall be determined by reference to the number of shares of Stock that would be required to pay the Participant in kind for the value of the Stock Incentive as of the date of the Change in Control multiplied by the Change in Control Price.

                  (e)......Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

                  (f)......Stock   Incentives   shall  not  be  transferable  or
assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

         3.2......Terms and Conditions of Options. Each Option granted under the
Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan, as amended and restated, is adopted or approved by the Company's stockholders.

                  (a)      Option Price.
                           ------------

                           (i)      Subject to adjustment in accordance  with
Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Option to a Participant, the Exercise Price per share shall not be less than its Fair Market Value on the date the Option is granted. Notwithstanding the immediately preceding sentence, with respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price per share shall not be less than 110% of its Fair Market Value on the date the Option is granted.

                           (ii)     For purposes of this Section  3.2(a),  the
Fair Market Value of the Stock shall be determined (1) as of the date all of the material terms of an Option are determinable, or (2) if the Option is awarded pursuant to a formula under a then existing program established by the Committee, as of a date no earlier than the later of sixty (60) days prior to the date all of the material terms of the Option are determinable or sixty (60) days following the date the program is established.

                           (iii)    Notwithstanding  any other provision of this
Section 3.2(a), the Committee may continue to maintain the existing Management Stock Option Program as in effect on September 30, 1999 or in any modified form; provided, however, that no such modified form shall contain pricing terms more favorable than those as in effect under the Management Stock Option Program on September 30, 1999.

                           (iv)     Notwithstanding  any other provision  in the
Plan, following the grant of an Option, no amendment shall be made to reduce the price of the Option, except an adjustment as described in Section 5.2, without the prior approval of the stockholders of the Company.

                  (a) Option Term. The term of an Option shall be as specified in the applicable Stock Incentive Agreement; provided, however that any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.

                  (b)......Payment.  Payment  for all shares of Stock  purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (ii) in a cashless exercise through a broker; or (iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

                  (c)......Conditions  to the Exercise of an Option. Each Option
granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

                  (d)......Termination  of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Service; provided, however, that in the case of a holder whose Termination of Service is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

                  (e)......Special  Provisions for Certain  Substitute  Options.
Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

         3.3......Terms and Conditions of Stock Appreciation  Rights. Each Stock
Appreciation Right granted under the Plan shall be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive or not in connection with a Stock Incentive. A Stock Appreciation Right shall entitle the Participant to receive the excess of (a) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (b) a specified price (i) which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares and (ii) which, in the case of a Stock Appreciation Right that is granted to a Participant who is then a Covered Employee, shall not be less than the Fair Market Value of the Stock at the time of the award. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with a Stock Incentive shall result in a pro rata surrender or cancellation of any related Stock Incentive to the extent the Stock Appreciation Right has been exercised.

                  (a)......Settlement.  Upon settlement of a Stock  Appreciation
Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

                  (b)......Conditions to Exercise. Each Stock Appreciation Right
granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

         3.4      Terms and Conditions of Stock Awards.
                  ------------------------------------

                  (a)  .....The  number of shares  of Stock  subject  to a Stock
Award and restrictions or conditions on such shares, if any, shall be as the Committee determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. Subject to Subsections (b) and (c) below, the Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

                  (b)......Any Stock Award containing  forfeitability provisions shall vest over a period of no less than three (3) years.

         .........(c)......Any  Stock Award that does not contain forfeitability provisions shall be granted only in lieu of salary or cash bonus otherwise payable to a Participant and may be granted at up to a fifteen percent (15%) discount to the Fair Market Value of the Stock as of the date of grant only if the Stock is subject to material restrictions on transferability.

         3.4 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

                  (a)......Payment.  Payment in respect of a Dividend Equivalent
Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

                  (b)......Conditions to Payment. Each Dividend Equivalent Right
granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

         3.5......Terms and Conditions of Performance Unit Awards. A Performance
Unit Award shall entitle the Participant to receive, at a future date, payment of an amount equal to all or a portion of the value of a number of units (stated in terms of a designated dollar amount per unit) granted by the Committee, all as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

                  (a)......Payment.  Payment  in  respect  of  Performance  Unit
Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

                  (b)......Conditions  to Payment.  Each  Performance Unit Award
granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

         3.6......Terms  and Conditions of Phantom Shares.  Phantom Shares shall entitle the Participant to receive, at a future date, payment of an amount equal to all or a portion of the Fair Market Value of a number of shares of Stock at the end of a certain period, all as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment.

                  (a)......Payment.  Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

                  (b)......Conditions  to Payment.  Each Phantom  Share  granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

                  3.7......Treatment  of Awards  Upon  Termination  of  Service.
Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine; provided that, a Participant who continues in the service of Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. immediately following a spin-off of either such Subsidiary shall not be deemed to have incurred a Termination of Service solely by reason of the spin-off. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.


                         SECTION 4 RESTRICTIONS ON STOCK

         4.1......Escrow of Shares. Any certificates  representing the shares of
Stock issued under the Plan shall be issued in the Participant's name, but, if the Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

         4.2......Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Stock Incentive Agreement or Stock Incentive Program, in the event that the Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or Stock Incentive Program, all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

         4.3......Restrictions  on Transfer.  The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.


                          SECTION 5 GENERAL PROVISIONS

         5.1......Withholding.   The   Company   shall   deduct  from  all  cash
distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

                  (a)......The  Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

                  (b)......Any  Withholding  Election made will be  irrevocable;
however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

         5.2......Changes in Capitalization; Merger; Liquidation.
                  ----------------------------------------------

                  (a)......The  number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                  (b)......In   the   event   of  any   merger,   consolidation,
extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend, reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

                  (c)......The  existence  of the Plan and the Stock  Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         5.3......Cash  Awards.  The  Committee  may,  at  any  time  and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

         5.4......Compliance  with  Code.  All  Incentive  Stock  Options  to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

         5.5......Right  to  Terminate  Service.  Nothing  in the Plan or in any
Stock Incentive Agreement or Stock Incentive Program shall confer upon any Participant the right to continue as an employee, officer or director of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's service at any time.

         5.6......Restrictions  on Delivery  and Sale of Shares;  Legends.  Each
Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.7......Non-alienation   of  Benefits.   Other  than  as  specifically
provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.8......Termination  and Amendment of the Plan. The Board of Directors
may, at any time, amend or terminate the Plan without stockholder approval; provided, however that the Board of Directors shall condition any material amendment on the approval of the stockholders of the Company. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

         5.9......Stockholder Approval. The Plan, as amended and restated, shall be submitted to the stockholders of the Company for their approval within twelve
(12) months before or after its adoption by the Board of Directors. If such approval is not obtained, any Stock Incentive granted under the Plan as amended and restated shall be void.

         5.10.....Choice of Law.  The laws of the State of Georgia shall  govern the Plan, to the extent not preempted by federal law.

         5.11.....Effective  Date of Plan.  The Plan,  as amended and  restated, shall become effective upon the date the Plan is approved by the stockholders of the Company.


                           RUBY TUESDAY, INC.

                           By:__________________________________________________

                           Title:_______________________________________________
Attest:

------------------------------
Secretary

         [CORPORATE SEAL]